                                                               Exhibit (a)(1)(C)

                         Notice of Guaranteed Delivery

                                      for

                       Tender of Shares of Common Stock
(including the Associated Junior Participating Preferred Stock Purchase Rights)

                                      of

                             HeadHunter.NET, Inc.

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            THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, SEPTEMBER 28, 2001
                    UNLESS THE OFFER IS EXTENDED
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   This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for shares of common stock, $.01 par value per share (the "Common Stock"), of HeadHunter.NET, Inc., a Georgia corporation (the "Company"), including the associated junior participating preferred stock purchase rights (the "Rights" and, together with the Common Stock, the "Shares") issued pursuant to a Shareholder Protection Rights Agreement, dated as of April 15, 2000, between the Company and American Stock Transfer & Trust Company, as amended by Amendment No. 1 to the Shareholder Protection Rights Agreement, dated as of February 27, 2001, and Amendment No. 2 to the Shareholder Protection Rights Agreement, dated as of August 24, 2001, are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary on or prior to the Expiration Date (as defined in the Offer to Purchase). Such form may be delivered by hand, facsimile transmission, or mail to the Depositary. See Section 2 of the Offer to Purchase, dated August 31, 2001 (the "Offer to Purchase").

                       The Depositary for the Offer is:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

By Mail, Hand or Overnight Delivery:            By Facsimile Transmission:
                                             (For Eligible Institutions Only)

            59 Maiden Lane
       New York, New York 10038                       (718) 234-5001

                                        Confirm Receipt of Facsimile by Telephone:
                                                      (718) 921-8200

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUMENTS VIA A FACSIMILE, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

   This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

             THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

   The undersigned hereby tenders to CB Merger Sub, Inc., a Georgia corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which are hereby acknowledged, the number of Shares of the Company set forth below, pursuant to the guaranteed delivery procedure set forth in Section 2 of the Offer to Purchase.

Number of Shares:                                     SIGN HERE
                                                      Name(s) of Record Holder(s):

Certificate No(s) (if available):




                                                              (Please Print)

If Securities will be tendered by book-entry transfer
at The Depository Trust Company, please provide
Account No.:                                          Address(es):

Dated:
                                                                (Zip Code)

                                                      Area Code and Telephone No(s):



                                                      Signature(s):



                                   GUARANTEE

                   (Not to be used for signature guarantee)

   The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, guarantees the delivery to the Depositary of the Shares tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile(s) thereof) and any other required documents, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery of Shares, all within three trading days of the date hereof. A "trading day" is any day on which the New York Stock Exchange is open for business.

Name of Firm:          Title:

                       Name:
(Authorized Signature)    (Please Print or Type)

Address:               Area Code and Telephone No.:

                       Dated:
      (Zip Code)

       DO NOT SEND CERTIFICATES FOR SHARES WITH THIS FORM--CERTIFICATES
                SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL

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